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                                                                   Exhibit 10.11

                                     WARRANT

                                FAIRMARKET, INC.

               PERFORMANCE-BASED WARRANT TO PURCHASE COMMON STOCK

     This certifies that, for value received, Lycos, Inc. is entitled to subscribe for and purchase that number of fully paid and nonassessable shares of Common Stock of FairMarket, Inc. set forth in Section 2 hereof, or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 5 hereof, at the price per share set forth in Section 2, subject to adjustment from time to time pursuant to Section 5 hereof and subject to the provisions and upon the terms and conditions set forth herein.

     1. DEFINITIONS. As used herein, the following terms have the following meanings:

     "Auction Services Agreement" means the Auction Services Agreement of even date herewith between Holder and the Company.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Company" means FairMarket, Inc.

     "Holder" means Lycos, Inc.

     "Total Purchasable Shares" means the total number of shares available for purchase under this Warrant determined in accordance with Exhibit A hereto.

     2. TERM OF WARRANT; NUMBER OF SHARES; WARRANT PRICE. This Warrant is exercisable, at the option of the Holder, subject to adjustment as provided below and in accordance with Section 5 hereof, only as follows:

          (a) At any time before the earlier of the Termination Date or the Expiration Date (each as hereinafter defined), this Warrant may be exercised for an aggregate number of shares of Common Stock less than or equal to the Total Purchasable Shares, provided that in no event will this Warrant be purchasable for more than an aggregate of 595,000 shares of Common Stock (subject to adjustments made pursuant to Section 5 hereof).

          (b) The price paid per share (the "Warrant Price") shall initially be $1.71 and shall be subject to adjustment as provided in Section 5 hereof.


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     3.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT; SALE.

          (a) This Warrant may be exercised by the Holder hereof by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit B duly executed) at the principal office of the Company together with payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of shares of Common Stock then being purchased (the "Purchase Price"). As an alternative to paying the Purchase Price in cash, the Holder may deliver to the Company a properly executed exercise notice and shall be entitled to receive upon exercise a number of shares of Common Stock equal to the number of shares of Common Stock for which the Warrant is being exercised minus a number of shares of Common Stock having an aggregate Fair Market Value (calculated pursuant to the following paragraph) equal to the Purchase Price.

     For purposes of the above paragraph, the "Fair Market Value" of a share of Common Stock is intended to be the pro rata portion represented by such share with respect to the value of the Company as a going concern, without application of any premium for control or any discount for lack of control or lack of liquidity, and shall be determined by the Board of Directors of the Company in good faith. In the event of a dispute as to Fair Market Value, the parties shall exercise reasonable efforts in seeking to reach agreement as to the Fair Market Value of the Common Stock. In the absence of such agreement, such Fair Market Value shall be determined by arbitration under the Commercial Arbitration Rules of the American Arbitration Association in Boston, Massachusetts before a single arbitrator selected by mutual agreement of the parties or, if the parties do not agree, by designation of the American Arbitration Association. The expenses of the arbitration shall be divided equally between the parties. The results of any such arbitration shall be final and binding on the parties.

          (b) The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within three (3) days thereafter. Partial exercise of this Warrant is permitted and upon any such partial exercise, unless this Warrant has expired or terminated, a new Warrant representing the portion of the shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall be issued to the Holder hereof within the three (3) day period referred to in the preceding sentence.

          (c) Upon receipt by the Holder of written notice from the Company of the existence of an agreement or arrangement for any transaction or series of transactions involving the sale, transfer, conveyance, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the consolidated assets or properties of the Company and its subsidiaries taken as a whole


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to one more persons or entities who are not affiliates of the Company (an "Asset
Sale Transaction"), then:

               (x) effective immediately prior to the closing of such Asset Sale Transaction, the number of shares of Common Stock for which the Warrant is exercisable (subject to such adjustments as have been made pursuant to Section 5 hereof) shall be determined as follows:

          "Hurdle Date" shall mean a date that is 30 days, 60 days, 90 days or 180 days after full launch of the Auction Services (as defined in the Auction Services Agreement) or the first or second anniversary of the date of the Warrant.

          For any Hurdle Date that occurs on or before the date of closing of such Asset Sale Transaction (the "Termination Date"), the Holder shall be entitled to purchase a number of shares determined in accordance with EXHIBIT A (subject to the limitations contained therein).

          For any Hurdle Date that occurs after the Termination Date, peak daily listings as of such Hurdle Date shall be estimated by multiplying (1) the peak daily listings achieved prior to the Termination Date, by (2) the quotient of (A) the number of days between the date of the Warrant and such Hurdle Date and (B) the number of days between the date of the Warrant and the Termination Date. In addition to shares purchasable pursuant to the immediately preceding paragraph, the Holder shall be entitled to purchase a number of shares determined in accordance with EXHIBIT A (subject to the limitations contained therein) assuming that the estimated peak daily listings had been achieved with respect to each Hurdle Date occurring after the Termination Date; and

               (y) the Holder shall have the right to exercise the Warrant up to and including the Termination Date for the number of shares determined in accordance with the immediately preceding subsection (x); provided, that any such exercise shall be conditioned on the closing of such Asset Sale Transaction. If the closing of such Asset Sale Transaction occurs, the Warrant shall terminate and be of no further force and effect after the Termination Date. It the closing of such Asset Sale Transaction does not occur, then the Warrant shall continue in full force and effect without any adjustment pursuant to subsection (x) above but subject to subsection (e).

     (d) If after the date of the Warrant there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 5(a) hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock) (a "Stock Sale Transaction") then, as a condition of such Stock Sale Transaction, lawful provisions


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shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total purchase price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Stock Sale Transaction by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Stock Sale Transaction and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation provisions for the adjustment for the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

     (e) If the closing of a Stock Sale Transaction or Asset Sale Transaction does not occur within seven (7) years of the effective date of the Warrant (the "Expiration Date"), the Warrant shall terminate and be of no further force and effect as of the Expiration Date.

     4. STOCK FULLY PAID; RESERVATION OF SHARES. All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges imposed by the Company with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The Warrant Price and the number of shares of Common Stock purchasable upon exercise of the rights represented by this Warrant shall be subject to adjustment from time to time, as follows:

          (a) In the event the Company shall at any time or from time to time while this Warrant is outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation) or otherwise, the Warrant Price in effect immediately prior to such action shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 5(a) shall be given effect upon payment of such a dividend or distribution as of the record date for the determination of shareholders entitled to receive such dividend or


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distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

          (b) In the event the Company shall issue, sell or exchange any shares of Common Stock (excluding (i) any shares of Common Stock issued in a transaction described in Section 5(a), (ii) up to 2,000,000 shares of Common Stock issued pursuant to a plan approved by the Board of Directors for the benefit of officers, employees or consultants of the Company or (iii) shares of Common Stock issued in connection with the acquisition of the assets of or ownership interests in another entity by the Company or an affiliate of the Company, approved by the Board of Directors, whether by merger, purchase of stock or other ownership interests in such entity, purchase of all or substantially all of the assets of such entity, or otherwise (the "Excluded Shares")), without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and in such event, the Warrant Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Warrant Price by a fraction:

          (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (including all shares of Common Stock issuable upon conversion or exercise of any outstanding preferred stock, options, warrants, rights or other convertible securities), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Warrant Price in effect immediately prior to such issuance, and

          (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (including all shares of Common Stock issuable upon conversion or exercise of any outstanding preferred stock, options, warrants, rights or other convertible securities), plus (2) the number of such additional shares of Common Stock so issued.

     No adjustment of the Warrant Price shall be made under this Section 5(b) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights of any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights.

          (c) In the event the Company shall issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than for Excluded Shares), for a consideration per share (determined by dividing the Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be


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issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Warrant Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Warrant Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Warrant Price by a fraction:

          (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such options, rights or convertible securities (including all shares of Common Stock issuable upon conversion or exercise of any outstanding preferred stock, options, warrants, rights or other convertible securities), plus (2) the number of shares of Common Stock which the total amount of consideration received by the Company for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Company upon the exercise or conversion thereof (the "Aggregate Consideration") would purchase at the Warrant Price prior to adjustment, and

          (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (including all shares of Common Stock issuable upon conversion or exercise of any outstanding preferred stock, options, warrants, rights or convertible securities), plus
     (2) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were fully exercised or converted.

     Any adjustment of the Warrant Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the options, warrants, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Warrant Price effective immediately upon such cancellation or expiration shall be equal to the Warrant Price in effect at the time of the issuance of the expired or canceled options, warrants, rights or convertible securities, with such additional adjustments as would have been made to that Warrant Price had the expired or canceled options, warrants, rights or convertible securities not been issued.

          (d)  Upon each adjustment in the Warrant Price pursuant to this
Section 5, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the next larger whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment and (ii) the denominator of which shall be the Warrant Price immediately thereafter.


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          (e)  Whenever an adjustment to the Warrant Price is required pursuant to this Section 5, the Company shall forthwith place on file with the Secretary of the Company a statement signed by an officer of the Company stating the adjusted Warrant Price determined as provided herein and the number of shares of Common Stock purchasable upon exercise of this Warrant. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after such adjustment, the Company shall mail a notice thereof to the Holder at the address specified in
Section 7(c) hereof.

          (f) No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the number of shares to be issued shall be rounded to the next highest number.

     6. COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of any shares of Common Stock to be issued upon exercise of this Warrant except under circumstances which will not result in a violation of the Securities Act. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend substantially in the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAW.


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     7.   MISCELLANEOUS.

          (a) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

          (b)  NOTICE OF CAPITAL CHANGES; PUBLIC OFFERING. In case:

               (i) the Company shall declare any dividend or distribution payable to the holders of shares of its Common Stock;

               (ii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or Asset Sale Transaction or Stock Sale Transaction;

               (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (iv) the Company shall file a registration statement under the Securities Act in connection with a Public Offering;

then, in any one or more of said cases, the Company shall give the Holder of this Warrant written notice, in the manner set forth in Section 7(c) below, of the date on which a record shall be taken for such dividend or distribution or for determining shareholders entitled to vote upon such Asset Sale Transaction, Stock Sale Transaction, dissolution, liquidation, or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least twenty (20) days prior to the closing of the transaction in question and not less than ten (10) days prior to the record date in respect thereof or, in the case of subsection (iv), promptly after the filing of such registration statement. In addition, in the case of an Asset Sale Transaction, such notice shall recite that the Warrant will terminate in accordance with the provisions contained in Section 3(c) of this Warrant.

          (c) NOTICE. Any notice to be given to either party under this Warrant shall be in writing and shall be deemed to have been given upon delivery in hand or when sent by overnight mail, postage prepaid, addressed, if to the Company, at its principal office and, if to the Holder hereof, at its address as set forth in the Company's books and records or at such other address as the Holder hereof may have provided to the Company in writing.

          (d) WARRANT AGREEMENT. This Warrant is issued pursuant to, and is subject to the terms and conditions of, a Warrant Agreement between the Company and the Holder of even date herewith.


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          (e)  GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          (f) AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

          (g) NO IMPAIRMENT. The Company will not by amendment to its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder.

          (h)  TRANSFERABILITY. This Warrant is non-transferable.

                                  [END OF TEXT]


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     This Warrant has been executed as of May 12, 1999.


                                                   FAIRMARKET, INC.


                                                   By: /s/ Scott Randall
                                                      __________________________
                                                      Title: President



Accepted as of May 12, 1999:

LYCOS, INC.


By: /s/ Robert Dean
   ___________________________
   Title: